EXHIBIT 4.1
SECOND AMENDMENT TO AMENDED AND RESTATED CREDIT AGREEMENT
     This SECOND AMENDMENT TO AMENDED AND RESTATED CREDIT AGREEMENT (this “Amendment”) is made and entered into as of January 12, 2007 (the “Effective Date”), by and among METAL MANAGEMENT, INC., a Delaware corporation, CIM TRUCKING, INC., an Illinois corporation, METAL MANAGEMENT AEROSPACE, INC., a Delaware corporation, METAL MANAGEMENT ALABAMA, INC., a Delaware corporation, METAL MANAGEMENT ARIZONA, L.L.C., an Arizona limited liability company, METAL MANAGEMENT CONNECTICUT, INC., a Delaware corporation, METAL MANAGEMENT INDIANA, INC., an Illinois corporation, METAL MANAGEMENT MEMPHIS, L.L.C., a Tennessee limited liability company, METAL MANAGEMENT MIDWEST, INC., an Illinois corporation, METAL MANAGEMENT MISSISSIPPI, INC., a Delaware corporation, METAL MANAGEMENT NEW HAVEN, INC., a Delaware corporation, METAL MANAGEMENT NORTHEAST, INC., a New Jersey corporation, METAL MANAGEMENT OHIO, INC., an Ohio corporation, METAL MANAGEMENT PITTSBURGH, INC., a Delaware corporation, METAL MANAGEMENT PROLER SOUTHWEST, INC., a Delaware corporation, METAL MANAGEMENT S&A HOLDINGS, INC., a Delaware corporation, METAL MANAGEMENT WEST, INC., a Colorado corporation, METAL MANAGEMENT WEST COAST HOLDINGS, INC., a Delaware corporation, NAPORANO IRON & METAL, INC., a Delaware corporation, PROLER SOUTHWEST GP, INC., a Delaware corporation, PROLER SOUTHWEST LP, a Texas limited partnership, and RESERVE IRON & METAL LIMITED PARTNERSHIP, a Delaware limited partnership (collectively, the “Existing Borrowers”); METAL MANAGEMENT, INC., a Delaware corporation, acting in its capacity as borrowing agent and funds administrator for the Borrowers (in such capacity, the “Funds Administrator”); NEW YORK RECYCLING VENTURES, INC., a Delaware corporation (“New York Recycling,” and collectively with the Existing Borrowers, the “Borrowers”); the financial institutions identified on the signature pages hereto as lenders (the “Lenders”); and LASALLE BANK NATIONAL ASSOCIATION, a national banking association acting in its capacity as agent for the Lenders (in such capacity, “Agent”).
     WHEREAS, the Existing Borrowers, the Funds Administrator, the Lenders and the Agent are party to a certain Amended and Restated Credit Agreement dated as of May 9, 2006, as amended by a certain First Amendment to Amended and Restated Credit Agreement dated as of October 13, 2006 (such agreement, as it may be from time to time amended, restated, modified, or supplemented, the “Credit Agreement”);
     WHEREAS, MTLM has caused to be formed New York Recycling, which is a direct or indirect wholly-owned subsidiary of MTLM;
     WHEREAS, New York Recycling desires to join the Credit Agreement as a Borrower thereunder, and the Borrowers, the Funds Administrator, the Lenders and the Agent desire to further amend certain of the terms and conditions of the Credit Agreement pursuant to the terms and conditions of this Amendment; and

     WHEREAS, the defined terms used, but not defined, herein shall have the meanings ascribed to such terms in the Credit Agreement.
     NOW, THEREFORE, for valuable consideration received to their mutual satisfaction, the parties hereby agree as follows:
     1. Joinder by New York Recycling. New York Recycling hereby agrees to join and become a party to the Credit Agreement and each other of the Credit Documents in the capacity of “Borrower” (or similarly designated capacity, as applicable) thereunder, and hereby assumes and agrees to perform all obligations thereunder.
     2. Amendment of Credit Agreement. Subject to the terms of this Amendment, the Credit Agreement is hereby amended as follows:
     (a) New York Recycling. The following new definition is hereby added to Section 1.1 of the Credit Agreement:
“ ‘New York Recycling’ means New York Recycling Ventures, Inc., a Delaware corporation.”
     (b) Addition of New York Recycling. New York Recycling is hereby added to the definition of “Borrowers” set forth in Section 1.1 of the Credit Agreement, such that the definition of “Borrowers” reads as follows:
“ ‘Borrowers’ means, collectively, (1) MTLM, (2) CIM, (3) MTLM Aerospace, (4) MTLM Alabama, (5) Arizona LLC, (6) MTLM Connecticut, (7) MTLM Indiana, (8) MTLM Memphis, (9) MTLM Midwest, (10) MTLM Mississippi, (11) MTLM New Haven, (12) MTLM Northeast, (13) MTLM Ohio, (14) MTLM Pittsburgh, (15) MTLM Proler Southwest, (16) S&A Holdings, (17) MTLM West, (18) MTLM West Coast Holdings, (19) Naporano, (20) Proler Southwest GP, (21) Proler Southwest LP, (22) Reserve and (23) New York Recycling.”
     (c) Capital Expenditures. Section 8.2 of the Credit Agreement is hereby deleted and the following inserted in its stead:
“Capital Expenditures. The Borrowers shall not permit Capital Expenditures for the Consolidated Entity to exceed $90,000,000 for the twelve month period ending March 31, 2007, or to exceed $65,000,000 during any fiscal year of the Consolidated Entity thereafter.”
     (d) Schedule B, Part 6.1. Schedule B, Part 6.1 (Jurisdictions Qualified to do Business) of the Credit Agreement is amended to add the following:
“2.5. New York Recycling Ventures, Inc. (Delaware) New York”
     (e) Schedule B, Part 6.10(a). Schedule B, Part 6.10(a) (Chief Executive Offices) of the Credit Agreement is amended to add the following:

“New York Recycling Ventures, Inc.
1.	The Chief Executive Office of New York Recycling Ventures, Inc. is located at Foot of Hawkins Street, Newark, New Jersey 07105.”
     (f) Schedule B, Part 6.10(b). Schedule B, Park 6.10(b) (Locations of Collateral) of the Credit Agreement is amended to add the following:
“New York Recycling Ventures, Inc.
325 N. LaSalle St., Chicago, IL 60610 (books and records only)
Foot of Hawkins Street, Newark, New Jersey 07105 (books and records only)
1340 East Bay Avenue, Bronx, New York 10474 Owned”
     (g) Schedule B, Part 6.11. Schedule B, Part 6.11 (Subsidiaries) of the Credit Agreement is amended to add the following:
“Name of Subsidiary: New York Recycling Ventures, Inc.
State of Incorporation: Delaware
Organizational Number: 4261166
States in which Qualified to do Business: New York
Authorized Capital Stock: Common Stock, $0.01 par value per share
Number of Shares Issued: 100 (Certificate C-1)
Owner of Issued Shares: Metal Management Northeast, Inc.”
     3. Security Agreement; UCC Financing Statements. New York Recycling hereby acknowledges and agrees that it is bound by and hereby confirms and joins the terms of the Security Agreement as a “Grantor” thereunder. New York Recycling acknowledges and agrees that Agent and its agents are authorized to file such Uniform Commercial Code financing statements and amendments thereto covering the Collateral or any portion thereof in such jurisdictions as Agent may deem desirable without further authentication by the such entities, and New York Recycling does hereby ratify, confirm, acknowledge, authorize and authenticate any such financing statements heretofore filed. With respect to New York Recycling, the following is (i) the exact legal name of such entity as it appears on the organizational documents of such entity, (ii) the address of the chief executive office and principal place of business of such entity, (iii) the jurisdiction of incorporation or formation of such entity, and (iv) the organizational identification number of such entity:
Exact Legal Name: New York Recycling Ventures, Inc.
Jurisdiction of Incorporation: Delaware
Address:  Foot of Hawkins Street
                Newark, New Jersey 07105
Organizational Number: 4261166
          Except as set forth above, New York Recycling has not been known by any other name, including trade names or maintained its chief executive office and principal place of business at any other location during the preceding five (5) years. Each of the Borrowers represents and warrants that (i) the assets and properties of New York Recycling are not subject to any Liens except for Permitted Liens, (ii) to the extent that financing statements have been filed against New York Recycling in appropriate offices, Agent will have a fully perfected first priority security interest in such Borrower’s interest in Collateral in which a security interest may be perfected by filing, subject only to Permitted Liens, and (iii) neither such security interest nor the exercise of any rights therein would contravene, violate, constitute a default under or require the consent of any other person or entity under any contract, agreement, indenture, instrument or undertaking binding upon or enforceable against any Borrower, including without limitation, the Governing Documents of New York Recycling.
     4. Delivery of Stock Certificates. MTLM represents and warrants that MTLM Northeast owns one-hundred percent (100%) of the issued and outstanding capital stock of New York Recycling, free and clear of any liens, claims or encumbrances, except for the lien in favor of Agent. MTLM shall cause to be delivered to Agent the original stock certificate(s) evidencing one-hundred percent (100%) of the issued capital stock of New York Recycling, together with duly executed stock power(s) in blank. Upon delivery of such stock certificate(s), Agent will have a fully perfected first priority interest therein.
     5. General Terms of Amendment. Except as specifically amended herein, directly or by reference, all of the terms and conditions set forth in the Credit Agreement and the other Credit Documents are confirmed and ratified, and shall remain as originally written. This Amendment shall be governed by and construed in accordance with the internal laws and decisions of the State of Illinois. Nothing herein shall affect or impair any rights and powers which the Borrowers, the Funds Administrator, any Lender or the Agent may have under the Credit Agreement or any of the other Credit Documents.
     6. Release. In consideration of this Amendment, the Borrowers and the Funds Administrator hereby release and discharge the Lenders and Agent and each of their respective shareholders, directors, officers, employees, attorneys, affiliates and subsidiaries from any and all claims, demands, liability and causes of action whatsoever, now known or unknown, arising prior to the date hereof out of or in any way related to the extension or administration of the Obligations, the Credit Agreement, the other Credit Documents or any security interest related thereto.
     7. Liens not Impaired. The parties hereto further agree that this Amendment shall in no manner affect or impair the liens and security interests evidenced by the Credit Agreement and/or any other Credit Documents or instruments evidencing, securing or related to the Obligations. The Borrowers hereby acknowledge that all liens and security interests securing the Obligations are valid and subsisting.
     8. No Counterclaims or Defenses. The Borrowers and the Funds Administrator hereby declare that neither the Borrowers nor the Funds Administrator have any set offs, counterclaims, defenses or other causes of action against the Lenders or the Agent arising out of the Credit Agreement, the other Credit Documents or the transactions contemplated thereby, and to the extent any such set offs, counterclaims, defenses or other causes of action might exist, such items are hereby waived by the Borrowers.

     9. Representations and Undertakings of Borrowers and Funds Administrator. Each of the Borrowers and the Funds Administrator hereby represents and warrants to the Lenders and the Agent that: (a) each Credit Party a party hereto has the legal power and authority to execute and deliver this Amendment; (b) the officers or representatives executing this Amendment have been duly authorized to execute and deliver the same and bind such Credit Parties with respect to the provisions hereof; (c) the execution and delivery hereof by such Credit Parties and the performance and observance by such Credit Parties of the provisions hereof do not violate or conflict with the organizational documents or agreements of such Credit Parties or any law applicable to such Credit Parties or result in a breach of any provisions of or constitute a default under any other agreement, document, certificate or instrument binding upon or enforceable against such Credit Parties; (d) this Amendment constitutes a valid and binding obligation upon such Credit Parties in every respect, and (e) the recitals to this Amendment are true and correct. The Borrowers and the Funds Administrator hereby further represent and warrant to the Lenders and the Agent that no Default or Event of Default has occurred under the Credit Agreement or the other Credit Documents and that each of the representations and warranties of the Borrowers and the Funds Administrator set forth in the Credit Agreement and the other Credit Documents are true and correct in all material respects as of the Effective Date.
     10. Conditions Precedent. The effectiveness of this Amendment is subject to delivery to Agent of the following, in form and substance satisfactory to Agent:
     (a) Evidence that such Uniform Commercial Code Financial Statements naming New York Recycling as debtor as may be required by Agent have been filed in appropriate filing offices and jurisdictions.
     (b) As required by Agent, lien searches from such filing offices and jurisdictions as Agent shall specify evidencing that the Liens granted by New York Recycling in connection herewith shall have a first priority over any other Liens reflected in such lien searches, except for Permitted Liens, and that there are no other Liens on the assets or properties of New York Recycling, except for Permitted Liens.
     (c) A Certificate of Secretary or Assistant Secretary of New York Recycling setting forth true and correct copies of the certificate of incorporation of New York Recycling as certified by the Secretary of State of Delaware, the bylaws of New York Recycling, a certificate of good standing of recent date issued by the State of Delaware and evidence of foreign qualification in each other state in which New York Recycling is required to be so qualified, incumbency statement, and resolutions authorizing the actions taken herein.
     (d) The original stock certificate(s) evidencing one-hundred percent (100%) of the issued and outstanding capital stock of New York Recycling, together with stock powers in blank to Agent duly executed by the holders thereof.
     (e) A duly executed copy of a Joinder by New York Recycling in the form set forth as Exhibit H to the Credit Agreement.

     (f) The favorable opinion of counsel to New York Recycling in form and substance satisfactory to Agent and its counsel.
     (g) With regard to each Credit Party other than New York Recycling, certification that there have been no amendments to the respective bylaws, certificates of incorporation or equivalent constituent documents of the Credit Parties since the date of the original Credit Agreement (or if there have been such amendments, certified copies of such amended documents) and that the resolutions authorizing amendments to the Credit Agreement are in full force and effect, and an incumbency certificate evidencing the authority of the officers of such Credit Parties executing this Amendment.
     11. Costs and Expenses. The Borrowers and the Funds Administrator jointly and severally agree to pay, on demand, all costs and expenses of the Agent (including the reasonable fees and expenses of outside counsel for the Agent) in connection with the preparation, negotiation, execution, delivery, and administration of this Amendment and any other Credit Documents and all other instruments or documents provided for herein or delivered or to be delivered hereunder or in connection herewith or related thereto. In addition, the Borrowers and the Funds Administrator jointly and severally agree to pay, and save the Lenders and the Agent harmless from all liability for, any stamp or other taxes which may be payable in connection with the execution or delivery of this Amendment, the borrowings contemplated in this Amendment, and the execution and delivery of any instruments or documents provided for herein or delivered or to be delivered hereunder or in connection herewith or in connection with the Credit Agreement or the other Credit Documents. All obligations in this Section shall survive any termination of the Credit Agreement, as amended hereby, and the other Credit Documents. The Borrowers and the Funds Administrator hereby authorize the Agent to charge the Borrowers’ account(s) with the Agent in respect of any and all costs and expenses described hereunder.
     12. Section Titles. The Section titles and captions contained herein are and shall be without substantive meaning and are not a part of the agreement between the parties hereto.
     13. Counterparts. This Amendment may be executed in counterparts and all such counterparts shall constitute one agreement binding on all the parties, notwithstanding that the parties are not signatories to the same counterpart.
[Signature Pages Follow]

     IN WITNESS WHEREOF, the respective parties hereto have caused this Second Amendment to Amended and Restated Credit Agreement to be executed and delivered by their duly authorized officers as of the date first set forth above.

METAL MANAGEMENT, INC., as Funds Administrator and as Borrower
By:	/s/ Robert C. Larry
	Name:	Robert C. Larry
	Title:	Executive Vice President and Chief Financial Officer

ADDITIONAL BORROWERS:

CIM TRUCKING, INC.
METAL MANAGEMENT AEROSPACE, INC.
METAL MANAGEMENT ALABAMA, INC.
METAL MANAGEMENT ARIZONA, L.L.C.
METAL MANAGEMENT CONNECTICUT, INC.
METAL MANAGEMENT INDIANA, INC.
METAL MANAGEMENT MEMPHIS, L.L.C.
METAL MANAGEMENT MIDWEST, INC.
METAL MANAGEMENT MISSISSIPPI, INC.
METAL MANAGEMENT NEW HAVEN, INC.
METAL MANAGEMENT NORTHEAST, INC.
METAL MANAGEMENT OHIO, INC.
METAL MANAGEMENT PITTSBURGH, INC.
METAL MANAGEMENT PROLER SOUTHWEST, INC.
METAL MANAGEMENT S&A HOLDINGS, INC.
METAL MANAGEMENT WEST, INC.
METAL MANAGEMENT WEST COAST HOLDINGS, INC.
NAPORANO IRON & METAL, INC.
PROLER SOUTHWEST GP, INC.

By:	/s/ Robert C. Larry
	Name:	Robert C. Larry
	Title:	Vice President

RESERVE IRON & METAL LIMITED PARTNERSHIP By: METAL MANAGEMENT OHIO, INC., its general partner
By:	/s/ Robert C. Larry
	Name:	Robert C. Larry
	Title:	Vice President

[Signature Page Continues]

[Signature Page to Second Amendment, Continued]

PROLER SOUTHWEST LP By: PROLER SOUTHWEST GP, INC., its general partner
By:	/s/ Robert C. Larry
	Name:	Robert C. Larry
	Title:	Vice President

NEW YORK RECYCLING VENTURES, INC.
By:	/s/ Robert C. Larry
	Name:	Robert C. Larry
	Title:	Vice President*/

[Signature Page Continues]

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AGENT: LASALLE BANK NATIONAL ASSOCIATION, as Agent
By:	/s/ Michael J. Vrchota
	Name:	Michael J. Vrchota
	Title:	Senior Vice President

LENDERS: LASALLE BANK NATIONAL ASSOCIATION
By:	/s/ Michael J. Vrchota
	Name:	Michael J. Vrchota
	Title:	Senior Vice President

[Signature Page Continues]

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CHARTER ONE BANK, N.A.
By:	/s/ Mark A. LoSchiavo
	Name:	Mark A. LoSchiavo
	Title:	Vice President

[Signature Page Continues]

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SOVEREIGN BANK
By:	/s/ Christine Gerula
	Name:	Christine Gerula
	Title:	Senior Vice President

[Signature Page Continues]

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PNC BANK NATIONAL ASSOCIATION
By:	/s/ John M. Cunningham
	Name:	John M. Cunningham
	Title:	Vice President

[Signature Page Continues]

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NATIONAL CITY BANK
By:	/s/ James M. Kershner
	Name:	James M. Kershner
	Title:	Vice President

[Signature Page Continues]

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U.S. BANK, NATIONAL ASSOCIATION
By:	/s/ Matthew J. Schultz
	Name:	Matthew J. Schultz
	Title:	Vice President

[Signature Page Continues]

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KEYBANK NATIONAL ASSOCIATION
By:	/s/ Suzannah Harris
	Name:	Suzannah Harris
	Title:	Vice President

[Signature Page Continues]

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FIFTH THIRD BANK (CHICAGO)
By:	/s/ Neil G. Mesch
	Name:	Neil G. Mesch
	Title:	Vice President

[Signature Page Continues]

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ASSOCIATED BANK, N.A.
By:	/s/ Daniel Holzhauer
	Name:	Daniel Holzhauer
	Title:	Vice President

[Signature Page Continues]

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REGIONS BANK
By:	/s/ Berkin Istanbulluoglu
	Name:	Berkin Istanbulluoglu
	Title:	Assistant Vice President

[Signature Page Continues]

[Signature Page to Second Amendment, Continued]

COMERICA BANK
By:	/s/ Tamara J. Miller
	Name:	Tamara J. Miller
	Title:	Vice President